Exhibit 4.3
ONE EARTH ENERGY, LLC
FARMERS ENERGY ONE EARTH, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$5,000.00 per Unit
Minimum Investment of 7,011 Units for a minimum purchase price of $35,055,000 and up to a maximum of 12,491 Units for a maximum purchase amount of $62,455,0001.
Farmers Energy One Earth, LLC, an Ohio limited liability company with its principal place of business at 2875 Needmore Road, Dayton, OH 45414 (“Farmers Energy”), desiring to become a member of One Earth Energy, LLC, an Illinois limited liability company, with its principal place of business at 1306 West 8th Street, Gibson City, Illinois (“One Earth”), hereby subscribes for the purchase of membership units (“Units”) of One Earth, and agrees to pay the related purchase price, identified below.
A. NUMBER OF UNITS PURCHASED. Pursuant to that certain Terms Sheet executed by Farmers Energy and One Earth dated May 15, 2007 (the “Terms Sheet”), a copy of which is attached hereto, Farmers Energy agrees to purchase a minimum of 7,011 Units for a minimum purchase price of $35,055,000 and a maximum of 12,491 Units for a maximum purchase amount of $62,455,000, with the actual number of Units to be purchased by Farmers Energy being dependent upon the number and amount of rescissions resulting from the rescission offer being undertaken by One Earth and the total number of new investors accepted by One Earth pursuant to the post-effective amendment and rescission documents filed with the SEC and the relevant state securities regulators as of the date hereof. The Units for which Farmers Energy is subscribing hereunder will be purchased pursuant to One Earth’s federally registered offering on Form SB-2 originally filed with the Securities and Exchange Commission on July 12, 2006 (as amended, the “Registered Offering”), and not pursuant to the private placement described in the Terms Sheet. After Farmers Energy’s purchase of the Units subscribed for hereunder Farmers Energy will own, on a fully diluted basis, not less than a majority of the issued and outstanding units of One Earth.
B. PURCHASE PRICE. The per unit purchase price for the Units shall be $5,000 per Unit.
C. CONDITIONS TO SUBSCRIPTION. Farmers Energy’s obligation to pay the purchase price for the Units is subject to the following conditions:
1.   One Earth and Farmers Energy hereby acknowledge and agree that the following conditions have been satisfied as of the date hereof:
a.	One Earth has amended its Amended And Restated Operating Agreement, as required under the Terms Sheet.

b.	Farmers Energy has obtained the approval of the Board of Directors of REX Stores Corporation for the consummation of the transactions contemplated hereby.

c.	One Earth has obtained and provided evidence to Farmers Energy of the approval by One Earth’s Board of Directors to consummate the transactions contemplated hereby, together with the unanimous approval and the written affirmation of the current Class A Members to the consummation of such transactions and their agreement to take all reasonable actions to support the furtherance of such transactions.

[1]	The actual number of Units to be purchased by Farmers Energy is dependent upon the number and amount of rescissions resulting from the rescission offer being undertaken by One Earth and the total number of new investors accepted by One Earth pursuant to the post-effective amendment and rescission documents filed with the SEC and the relevant state securities regulators as of the date hereof.

d.	One Earth has entered into a binding EPC contract with Fagen, Inc for the construction of One Earth’s proposed ethanol facility in Gibson City, Illinois (the “Facility”) with a construction commencement date no later than October 19, 2007.

e.	One Earth has provided Farmers Energy with the names and addresses of the current subscribers in One Earth and evidence of the funds currently held in escrow which were submitted by the current subscribers with their subscription agreements.

f.	One Earth has delivered to Farmers Energy a written re-affirmation from Fagen, Inc. and the current Class A Members which states that Fagen, Inc. and the current Class A Members, respectively, will not accept the rescission offer described herein and in the Terms Sheet and otherwise supports the actions set forth in the Terms Sheet.
2.	One Earth and Farmers Energy hereby acknowledge and agree that the following conditions shall be satisfied prior to October 19, 2007 (unless extended by Farmers Energy in its sole discretion).
a.	One Earth will provide all documents and other information which Farmers Energy may reasonably request in connection with the transactions contemplated hereby, including all documents and information relating to the purchase of real property upon which the Facility will be constructed.

b.	Upon One Earth’s receipt of the full subscription amount from Farmers Energy, One Earth will terminate its Registered Offering.

c.	One Earth shall have entered into a committed credit facility for a construction/permanent loan with a commercial bank or other lender of recognized standing pursuant to which such lender(s) has/have made a binding commitment, subject only to customary and reasonable conditions for disbursement, to provide construction/permanent debt financing in an amount which, along with the net proceeds from the sale of Units in accordance with the Registered Offering, and Farmers Energy’s secured debt financing, will be sufficient to complete construction of the Facility, as well as to provide necessary working capital.

d.	One Earth shall have obtained all necessary air permits to construct and operate the Facility (other than any operating permits that are required to be obtained after completion of construction, which shall be obtained when appropriate).

e.	After Farmers Energy’s purchase of the Units subscribed for hereunder Farmers Energy will own, on a fully diluted basis, not less than a majority of the issued and outstanding units of One Earth.

f.	Farmers Energy’s approval in its sole discretion of: (i) the Post-Effective Amendment to be filed by One Earth with the Securities and Exchange Commission (the “SEC”) and various states securities regulators in accordance with the Terms Sheet; and (ii) all letters and documents related to the accompanying rescission offer.

g.	The SEC having approved the Post-Effective Amendment in a manner by which the transactions described herein may proceed on the basis described herein.

h.	During the period beginning on the date hereof and ending on the closing date for the purchase of the Units described in Paragraph A, no event or set of facts or circumstances has arisen which has resulted in, or with the passage of time could result in, in the reasonable opinion of Farmers Energy, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any effects, individually or in the aggregate, that would be materially adverse to the Company’s financial condition, assets, liabilities, business, property or prospects in an amount of $250,000 or more.
D. REPRESENTATIONS AND WARRANTIES. By signing below Farmers Energy represents and warrants to One Earth that it:

1.	has received a copy of One Earth’s registration statement on Form SB-2, originally filed with the SEC on July 12, 2006 and all exhibits and amendments thereto;

2.	has been informed that the Units are offered and sold in reliance upon: (i) a federal securities registration; (ii) Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states) securities registrations; and (iii) exemptions from securities registrations in Minnesota and various other states.

3.	understands that the Units subscribed for pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

4.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states), and that One Earth is relying in part upon the representations of the undersigned Subscriber contained herein;

5.	intends to acquire the Units for its own account without a view to public distribution or resale and that it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person or entity;

6.	understands that: (i) there is no present market for One Earth’s Units; (ii) the Units will not trade on an exchange or automatic quotation system; (iii) no such market is expected to develop in the future; and (iv) there are significant restrictions on the transferability of the Units;

7.	has been encouraged to rely upon the advice of its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

8.	has received a copy of One Earth’s Second Amended And Restated Operating Agreement, dated June 5, 2007, has signed a counterpart Member Signature Page thereto in the form of EXHIBIT “A” attached hereto and understands that Farmers Energy and the Units are bound by the provisions of the Second Amended And Restated Operating Agreement, including, among others, provisions restricting the transfer of Units;

9.	understands that the Units are subject to substantial restrictions on transfer under federal and state laws in addition to the restrictions contained in One Earth’s Second Amended And Restated Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, Farmers Energy shall sell or distribute them only in strict accordance with the terms of the Second Amended And Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws as well as the publicly traded partnership rules;

10.	understands that One Earth will place a restrictive legend on any certificate representing Units, containing substantially the following language as the same may be amended by One Earth’s Directors in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE

OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
11.	understands that, to enforce the above legend, One Earth may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing Units;

12.	has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units;

13.	believes that the investment in Units is suitable for the Subscriber and that it can bear the economic risk of the purchase of Units, including the total loss of its investment;

14.	may not transfer or assign this Subscription Agreement, or any interest herein;

15.	is not subject to back up withholding, either because Farmers Energy has not been notified by the Internal Revenue Service (“IRS”) that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified Farmers Energy that it is no longer subject to backup withholding;

16.	understands that execution of the Promissory Note and Security Agreement on page 6 of this Subscription Agreement will allow One Earth and its successors and assigns to pursue Farmers Energy for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against Farmers Energy in the event that Farmers Energy defaults on that Promissory Note and Security Agreement; and

17.	acknowledges that One Earth may retain possession of certificates representing Farmers Energy’s Units to perfect its security interest in those Units.
E. INCORPORATION OF THE DEFINITIVE DOCUMENTS AND THE TERMS SHEET; CONTROLLING PROVISION. The parties hereby agree that the terms of the “Definitive Documents” executed pursuant to the Terms Sheet are incorporated herein by reference. The parties further agree that the terms of the Terms Sheet are incorporated herein by reference, subject to the following:
1. The terms of the Terms Sheet are hereby amended to be binding obligations of the parties.
2. The parties hereby waive the timing requirements set forth in Sections 6 and 10 of the Terms Sheet, and in lieu thereof, agree to use commercially reasonable efforts to complete and consummate the transactions described herein and in the Terms Sheet as soon as reasonably practicable.
In the event there is a conflict between the terms of this Subscription Agreement and the terms of the Terms Sheet, this Subscription Agreement shall control. In the event there is a conflict between the terms of this Subscription Agreement or the Terms Sheet and the terms of any of the Definitive Documents executed pursuant to the Terms Sheet, the Definitive Documents shall control.
F. PROSPECTIVE TERMINATION OF LETTER AGREEMENT AND REGISTRATION AGREEMENT. The parties hereby agree that, upon receipt by One Earth of the total purchase price due from Farmers Energy for the Units to be purchased hereunder, the Letter Agreement and that certain Registration Agreement dated July 11, 2006 shall be terminated and shall no longer be of any force or effect.
G. REX GUARANTY. Rex Stores Corporation is hereby executing and delivering to One Earth together with this Subscription Agreement a Guaranty in the form of EXHIBIT “B” attached hereto.
H. EXECUTION; ACCEPTANCE AND ISSUANCE OF UNITS. One Earth is executing this Subscription Agreement immediately below for the purpose of confirming the parties’ contractual obligations hereunder. One

Earth shall be bound to accept Farmers Energy’s subscription and issue Farmers Energy such Units only upon One Earth’s receipt of the full purchase price and Farmers Energy’s satisfaction of its obligations hereunder and under the Definitive Documents. By signing this Agreement, the undersigned officer of One Earth acknowledges that the Board of Directors of One Earth has approved the consummation of the transactions contemplated by this Agreement.

FARMERS ENERGY ONE EARTH, LLC	ONE EARTH ENERGY, LLC

By:	By:
Its:	Its:

ACCEPTANCE OF SUBSCRIPTION BY ONE EARTH ENERGY, LLC:
One Earth Energy, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                             , 200                      ..

ONE EARTH ENERGY, LLC

By:
Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                         , 2007.
$5,000.00 per Unit
Minimum Investment of 7,011 Units for a minimum purchase price of $35,055,000 and up to a maximum of 12,491 Units for a maximum purchase amount of $62,455,000.

12,491	Maximum Number of Units subscribed

$62,455,000	Maximum Total Purchase Price

$0	Less Initial Payment

$62,455,000	Maximum Principal Balance
UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE ATTACHED SUBSCRIPTION AGREEMENT, FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of One Earth Energy, LLC, an Illinois limited liability company (“One Earth”), at its principal office located at 1306 West 8th Street, Gibson City, IL 60936, or at such other place as required by One Earth, up to the Maximum Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the One Earth Energy Board of Directors, as described in the attached Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of One Earth.
The undersigned agrees to pay to One Earth on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Illinois.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of One Earth and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to One Earth Energy, and its successors and assigns, a purchase money security interest in all of the undersigned’s Membership Units of One Earth now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed to One Earth from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes One Earth to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
Dated                     , 2007

FARMERS ENERGY ONE EARTH, LLC

By:
Its:

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF ONE EARTH ENERGY, LLC
          The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in One Earth Energy, LLC, has received a copy of the Operating Agreement dated June 5, 2007, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the Company and its Members:

ONE EARTH ENERGY, LLC

By:

Its:

EXHIBIT “B”
[Attach Guaranty of Rex Stores Corporation]